Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of January 16, 2019 (the “Agreement”), between Fiserv, Inc., a Wisconsin corporation (“Parent”), and the undersigned, a stockholder (the “Holder”) of First Data Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent and the Company and 300 Holdings, Inc., a Delaware corporation (“Merger Sub”), are entering into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for the merger of Merger Sub, a direct, wholly owned Subsidiary of Parent with and into the Company (the “Merger”), as a result of which the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned Subsidiary of Parent;

WHEREAS, the Holder and its affiliates are the beneficial owners of 364,441,146 shares of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock”) (such shares of Company Class B Common Stock, the Holder’s and its affiliates’ “Existing Shares” and such Existing Shares, together with any additional capital stock of the Company beneficially owned or acquired by the Holder and its affiliates on or after the date hereof, the “Shares”);

WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, the Holder is entering into this Agreement with Parent;

WHEREAS, the board of directors of the Company has adopted the Merger Agreement and approved the transactions contemplated thereby, and has consented to the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Holder is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement; and

WHEREAS, the execution and delivery of this Agreement by the Holder and the transactions and other actions contemplated hereby constitute a Permitted Transfer (as such term is defined in the Company Charter).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1.    Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

ARTICLE II

AGREEMENT TO CONSENT AND VOTE

2.1.    Agreement to Deliver Written Consent. Prior to the Termination Date (as defined herein), the Holder irrevocably and unconditionally agrees that it shall, promptly following the time at which the S-4 becomes effective under the Securities Act (and, in any event, within twenty-four (24) hours of such time) and receipt by the Holder of the Joint Proxy/Written Consent Statement, execute and deliver (or cause to be executed and delivered) the Stockholder Written Consent, substantially in the form attached hereto as Exhibit A, pursuant to Article VIII(A) of the Company’s Amended and Restated Certificate of Incorporation covering all of the Shares approving the Merger, adopting the Merger Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger (the “Transaction Matters”). The Stockholder Written Consent shall be given in accordance with such procedures relating thereto (a) required by any relevant brokerage or other intermediary with respect to the Shares and (b) requested by Parent for the purpose of ensuring that it is duly counted for purposes of recording the results of such consent.

2.2.    Agreement to Vote. Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Shares:

(a)    in favor of the Transaction Matters; and

(b)    against (A) any agreement, transaction or proposal that relates to an Acquisition Proposal; (B) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement; and (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Shares in contravention of this Section 2.2 shall be null and void ab initio. If the Holder is the beneficial owner, but not the holder of record, of any Shares, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Shares in accordance with this Section 2.2.

2.3.    Change in Company Recommendation. Notwithstanding anything to the contrary herein, in the event that the Company Board makes a Change in Company Recommendation (the “Trigger Event”), the obligations of the Holder under Sections 2.1 and 2.2 above shall be modified such that the number of Shares covered by any action by written consent or voted by the Holder in accordance with Sections 2.1 and 2.2 above that the Holder must consent or vote in favor of favor of approving the Transaction Matters shall be equal to the sum of (rounded up to the nearest whole share):

(a)    The number of Shares that would represent as of the time of the Trigger Event thirty percent (30%) of the aggregate voting power of the issued and outstanding shares of Company Common Stock, voting together as a single class; plus

(b)    The number of Shares the aggregate voting power of which, as a percentage of the aggregate voting power of all Shares not covered by Subsection (a) of this Section 2.3, is equal to the Proportionate Percentage. The term “Proportionate Percentage,” for purposes of this Agreement, means the percentage of aggregate voting power with respect to all outstanding shares of Company Common Stock held by stockholders of the Company (excluding the Holder), voting as a single class (taking into account that each holder of Company Class A Common Stock is entitled to one (1) vote per share and each holder of Company Class B Common Stock is entitled to ten (10) votes per share), voting in favor of approving the Transaction Matters. For example, if fifty percent (50%) of the total aggregate voting power with respect to all outstanding shares of Company Common Stock held by stockholders of the Company (excluding the Holder) consents or votes to approve the Transaction Matters, the Holder must consent or vote fifty percent (50%) of the aggregate voting power represented by all Shares not covered by Subsection (a) of this Section 2.3 to approve the Transaction Matters.

2.4.    Proxy. The Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Shares as indicated in Sections 2.1 and 2.2 above. The Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by the Holder with respect to the Shares (and the Holder hereby represents that any such proxy is revocable). The proxy granted by the Holder shall be automatically revoked upon the occurrence of the Termination Date and Parent may further terminate this proxy at any time at its sole election by written notice provided to the Holder.

ARTICLE III

ADDITIONAL AGREEMENTS

3.1.    Waiver of Appraisal Rights; Litigation. To the full extent permitted by law, the Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL), any dissenters’ rights and any similar rights relating to the Merger that the Holder may directly or indirectly have by virtue of the ownership of any Shares. The Holder further agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, or the Company or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the Company Board in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

3.2.    Retention of Shares. The Holder agrees that the Holder shall not, prior to the Termination Date, (a) directly or indirectly, offer for sale, sell, short sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, or grant a proxy with respect to, any of the Holder’s Shares (each a “Transfer”), (b) enter into or acquire a derivative contract with respect to any of the Shares, enter into or acquire a futures or forward contract to deliver any of the Shares or enter into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of any of the Shares (each a “Constructive Transfer”), or (c) otherwise enter into any contract, option or arrangement or understanding with respect to a Transfer or Constructive Transfer of the Shares. Any Transfer or Constructive Transfer or attempted Transfer or attempted Constructive Transfer in violation of this Agreement shall be void ab initio. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares.

3.3.    Further Assurances. The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall and shall cause its Subsidiaries to take no action that would reasonably be likely to adversely affect or delay the ability to obtain any necessary approvals of any Regulatory Agency or the Requisite Parent Vote, as applicable, or other Governmental Entity required for the transactions contemplated by the Merger Agreement or to perform its respective covenants and agreements under this Agreement.

3.4.    Fiduciary Duties. The Holder is entering into this Agreement solely in its capacity as the record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of the Holder’s designees serving solely in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by the Holder’s designees serving as a director of the Company shall not be deemed to constitute a breach of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.    Representations and Warranties. The Holder hereby represents and warrants as follows:

(a)    Ownership. The Holder has, with respect to the Existing Shares, and at all times during the term of this Agreement will continue to have, beneficial ownership of, good and valid title to and full and exclusive power to deliver written consent, vote, issue instructions with respect to the matters set forth in Article II, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Existing Shares constitute all of the shares of Company Class B Common Stock owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Shares. No person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b)    Organization; Authority. The Holder is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Holder is not in violation of any of the provisions of the Holder’s certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c)    No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any statutory law; (ii) violate any order, judgment or decree applicable to the Holder or any of its affiliates or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its affiliates is a party or any term or condition of its certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d)    Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder, require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e)    Absence of Litigation. As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against the Holder or, to the knowledge of the Holder, any other person, or, to the knowledge of the Holder, threatened against the Holder or any other person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(f)    Absence of Other Voting Agreements. None of the Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Shares is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

(g)    Finder’s Fee. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of the Holder.

(h)    Related Party Agreements. Except as set forth on Schedule 4.1(h) hereto, (i) the Holder is not party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries and (ii) neither the Holder nor any of its affiliates is party to any non-arms’ length transaction or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries.

ARTICLE V

MISCELLANEOUS

5.1.    Disclosure. The Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the S-4 the Holder’s identity and ownership of the Shares and the nature of the Holder’s obligations under this Agreement.

5.2.    Termination. This Agreement shall terminate at the date the Merger Agreement is terminated in accordance with its terms (the “Termination Date”). Neither the provisions of this Section 5.2 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve the Holder from any liability arising out of or in connection with a breach of this Agreement.

5.3.    Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

5.4.    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.5.    Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

5.6.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Holder, to:

New Omaha Holdings L.P. c/o Kohlberg Kravis & Roberts Co. L.P. 9 West 57th Street, Suite 4200
New York, NY 10019
Attention:	Christopher Lee
Facsimile:	(212) 750-0003
E-mail:	general.counsel@kkr.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 601 Lexington Avenue
New York, NY 10022
Attention:	Sean D. Rodgers, P.C.
Ravi Agarwal
E-mail:	sean.rodgers@kirkland.com
ravi.agarwal@kirkland.com

and

if to Parent, to:

Fiserv, Inc. 255 Fiserv Drive
Brookfield, Wisconsin 53045
Attention:	Lynn S. McCreary, Chief Legal Officer
Facsimile:	(262) 879-5532
E-mail:	Lynn.McCreary@Fiserv.com

With a copy (which shall not constitute notice) to: Sullivan & Cromwell LLP 125 Broad Street
New York, NY 10004
Attention:	Mark J. Menting
Jared M. Fishman
Facsimile:	(212) 291-9099
(212) 291-9280
E-mail:	Mentingm@sullcrom.com
Fishmanj@sullcrom.com

5.7.    Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Holder means the actual knowledge of any officer of Holder after due inquiry, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.6 of the Parent Disclosure Schedule after due inquiry. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, and (c) an “affiliate” of a specified person is any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or affiliate of the Holder; provided, further, that, for the avoidance of doubt, any general partner of the Holder shall be deemed an affiliate the Holder; and provided, further, that an affiliate of the Holder shall include any investment fund, vehicle or holding company of which an affiliate serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an affiliate of the Holder shall not include any portfolio company or other investment of the Holder or any affiliate of the Holder.

5.8.    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.9.    Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.10.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

5.11.    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.6.

5.12.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.13.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Holder’s obligation to deliver the Stockholder Written Consent), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

5.14.    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

5.15.    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

FISERV, INC.

By:	/s/ Jeffery Yabuki
Name: Jeffery Yabuki
Title: President and CEO

[Signature Page to the Voting and Support Agreement]

HOLDER:

NEW OMAHA HOLDINGS L.P.

By:	New Omaha Holdings LLC, its general partner

By:	/s/ Tagar Olson
Name: Tagar Olson
Title: Vice President

[Signature Page to the Voting and Support Agreement]

EXHIBIT A

FIRST DATA CORPORATION

Written Consent of Stockholder in Lieu of a Meeting

Pursuant to Section 228 of the Delaware General Corporation Law

The undersigned stockholder (the “Consenting Holder”) of First Data Corporation, a Delaware corporation (the “Company”), being the holder as of the date of this written consent (this “Written Consent”) of                      shares of Class B common stock, par value $0.01 per share, of the Company (the “Shares”), acting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and as authorized by Article VIII(A) of the Ninth Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) and Section 2.09 of the Amended and Restated Bylaws of the Company (the “Company Bylaws”), hereby irrevocably consents in writing to the following actions and the adoption of the following resolutions without a meeting of stockholders:

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2019, by and among Fiserv, Inc., a Wisconsin corporation (“Parent”), 300 Holdings, Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, a copy of which has been provided to the undersigned Consenting Holder and is attached hereto as Annex A (capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the Merger (the “Merger”);

WHEREAS, the Company’s Board of Directors has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved the Merger, (iii) approved and declared advisable entry into the Merger Agreement and the transactions contemplated thereby and (iv) subject to the terms and conditions set forth in the Merger Agreement, resolved to recommend the adoption of the Merger Agreement to the Company’s stockholders;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, each share of Company Common Stock (except for any Exception Share, Company Restricted Share and Company Performance Share) issued and outstanding immediately prior to the Effective Time shall be converted, in accordance with the procedures set forth in the Merger Agreement, into the right to receive, without interest, the Merger Consideration;

WHEREAS, an S-4 has been filed by Parent with the SEC pursuant to which the offer and sale of shares of Parent Common Stock issuable in the Merger are being registered with the SEC, which S-4 contains the Joint Proxy/Consent Solicitation Statement, and has become effective;

WHEREAS, pursuant to Section 251 of the DGCL and Section 2.06 of the Company Bylaws, the Merger Agreement must be adopted by the holders of a majority of the issued and outstanding shares of Company Common Stock, voting together as a single class, representing a majority of all votes entitled to be cast on such matter;

WHEREAS, pursuant to Article IV(II)(F)(5) of the Company Charter, the holders of a majority of the outstanding shares of Class B common stock, voting as a separate class, must first approve by affirmative vote (or written consent) any action to amend, alter, repeal or waive Article IV(II) of the Company Charter, whether by merger, consolidation or otherwise;

WHEREAS, pursuant to Section 228 of the DGCL, Article VIII(A) of the Company Charter and Section 2.09 of the Company Bylaws, the Company’s stockholders may act by written consent; and

WHEREAS, as of the date hereof, the Shares represent approximately [●]% of the aggregate voting power of the issued and outstanding shares of Company Common Stock ;

WHEREAS, as of the date hereof, the Shares represent approximately [●]% of the voting power of the issued and outstanding shares of Class B common stock as a separate class;

WHEREAS, upon the execution and delivery of this written consent, the Requisite Stockholder Approval shall have been obtained in accordance with to Section 251 of the DGCL, the Company Charter and the Bylaws;

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the Merger and the transactions contemplated thereby are hereby adopted and approved by the Consenting Holder with the same force and effect as if the Stockholders had taken such action at a meeting of the stockholders of the Company;

FURTHER RESOLVED, signatures to this Written Consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

This Written Consent shall be effective as of the execution and delivery of this Written Consent in accordance with the terms of the Merger Agreement, shall be filed with the book in which proceedings of meetings of the stockholders of the Company are recorded and shall be treated for all purposes as action taken at a meeting.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on this          day of             , 2019.

New Omaha Holdings L.P.

By:
Name:
Title:

Annex A

Merger Agreement

Schedule 4.1(h)

Any items disclosed on Section 3.19(b) of the Company Disclosure Schedule to the Merger Agreement